Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Endologix, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-226746, 333-221401, 333-219758, 333‑214537, 333-206208, 333-190393, 333-187258, 333-168465, 333-160317, 333-152774, 333-136370, 333-230643 and 333-234409) on Form S-8, and (Nos. 333-225320, 333-227083, and 333-217602) on Form S-3 of Endologix, Inc. of our reports dated March 11, 2020, with respect to the consolidated balance sheets of Endologix, Inc. and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of Endologix, Inc.

Our report refers to a change in the method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification (ASC) Topic 842, Leases.

/s/ KPMG LLP

March 11, 2020
Irvine, California